UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On March 10, 2008, the Compensation Committee (Compensation Committee) of the Board of Directors of the Company took the following actions related to the compensation of the Company’s named executive officers (NEOs):

•

2007 Incentive Compensation Plan. The Compensation Committee reviewed the results under the 2007 Incentive Compensation Plan (2007 Plan) and under each participant’s plan agreement. After confirming the results, the Compensation Committee then approved the payments consistent with the results for our NEOs.

Additionally, the Committee considered and approved discretionary incentive compensation for the NEOs outside of the 2007 Plan. Such discretionary payments to our NEOs ranged from approximately 6% to 35% of their 2007 base salary.

•	Base Salary. The Compensation Committee approved base salary increases ranging from approximately 1% to 20% for the Company’s NEOs, with such increases to be made effective April 1, 2008.

•

2008 Incentive Compensation Plan. The Compensation Committee approved the 2008 Incentive Compensation Plan (2008 Plan), in which the NEOs will participate. The 2008 Plan includes performance metrics for the NEOs based on revenue (or revenue growth), accounts receivable days sales outstanding, and contract bookings measured at the Company level and the business unit level, and earnings before interest and taxes (expressed as a percentage of revenue) measured at the Company level. The 2008 Plan target incentive payment amounts for the NEOs range from 50% to 85% of the respective NEOs’ base salaries. Based on actual results in 2008, the potential payouts under the 2008 Plan may range from 0% to about 170% of these target amounts. The Compensation Committee also confirmed its intention to continue to consider discretionary incentive compensation for 2008 for the NEOs outside of the 2008 Plan.

•

2008 Option Grants. The Compensation Committee approved grants of non-statutory stock options to the NEOs (other than George Pedersen) and other executive officers of the Company. Excluding Mr. Pedersen, who does not receive stock option grants, the grants to the NEOs ranged from 7,500 shares to 40,000 shares. Under our stock option grant policy (approved by the Compensation Committee effective January 1, 2007), these stock options will be granted and made effective on the pre-determined date of March 14, 2008 (Grant Date) and will have an exercise price equal to the fair market value of our common stock on the Grant Date, as measured by the closing price of our stock on Nasdaq on the Grant Date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	ManTech International Corporation 2008 Incentive Compensation Plan

10.2	Form of Term Sheet for 2008 Incentive Compensation Plan – Corporate Executive

10.3	Form of Term Sheet for 2008 Incentive Compensation Plan – Subsidiary and Division President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 13, 2008	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer